UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2012

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 20, 2012, Chipotle Mexican Grill, Inc. issued a press release announcing that it has added an additional $100 million to the existing $100 million repurchase plan previously announced on October 18, 2012, and that the company has repurchased about $40 million through November 19th under the previously-announced $100 million buyback.

Chipotle further announced that $25 million of the authorized repurchases will be conducted through a privately negotiated accelerated share repurchase transaction, or ASR, with Morgan Stanley. The specific number of shares to be repurchased under the ASR will be based generally on the volume-weighted average share price of the company’s common stock over a specified period. The accelerated repurchase transaction is scheduled to be completed during the first quarter of 2013, but may be accelerated at the option of Morgan Stanley.

The remaining $75 million has been added to Chipotle’s existing open–market repurchase agreement. The additional repurchases were authorized by Chipotle’s Board of Directors on November 20, 2012 and may be modified, suspended, or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated November 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

November 21, 2012	By:	/s/ John R. Hartung
Name: John R. Hartung
Title: Chief Financial Officer

Exhibit Index

Exhibit 99.1	Chipotle Mexican Grill, Inc. Press Release, dated November 20, 2012